                                                                  Exhibit (8)(M)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     Providentmutual Life and Annuity Company of America, Variable Insurance Products Fund III, and Fidelity Distributors Corporation hereby amend the Participation Agreement (the "Agreement"), dated January 1, 2000, by doing the following:

     The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.


PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA


By:    /s/ Mary Lynn Finelli
       ----------------------------
Name:  Mary Lynn Finelli
Title: Vice President


VARIABLE INSURANCE PRODUCTS FUND III


By:    /s/ Robert Dwight
       ----------------------------
Name:  Robert Dwight
Title: Treasurer


FIDELITY DISTRIBUTORS CORPORATION


By:    /s/ Mike Kellogg
       ----------------------------
       Mike Kellogg
       Executive Vice President



Execution Date: August 10, 2001
                -------------------

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and                 Policy Form Numbers of Contracts
Date Established by Board of Directors       Funded By Separate Account
--------------------------------------       --------------------------

Providentmutual Variable Annuity             Individual Flexible Premium Deferred Variable Annuity
Separate Account -- May 9, 1991              Contract (VIP Extra Credit) -- Form VA210

                                             Individual Flexible Premium Deferred Variable Annuity
                                             Contract (VIP Premier) -- Form VA211
